Filed Under Rule 424(b)(3), Registration Statement No. 333-199914 Pricing Supplement Number 360 Dated Monday, March 23, 2015 (To: Prospectus Dated November 6, 2014 and Prospectus Supplement Dated November 10, 2014)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FVY9	[]	100%	1.900%	[]	Fixed	3.000%	MONTHLY	04/15/2026	05/15/2015	$3.58	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FVZ6	[]	100%	2.500%	[]	Fixed	3.500%	MONTHLY	04/15/2030	05/15/2015	$4.18	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

National Rural Utilities Cooperative Finance Corp
Offering Dates: Monday, March 23, 2015 through Monday, March 30, 2015 Trade Date: Monday, March 30, 2015 @12:00 PM ET Settlement Date: Thursday, April 2, 2015 Minimum Denomination/Increments:$1,000.00/$1,000.00 Initial trades settle flat and clear SDFS: DTC Book Entry only DTC number: 0235 via RBC Dain Rauscher Inc.
Agents: Citigroup, Comerica Securities, J.J.B. Hilliard, W.L. Lyons, Inc., Wells Fargo
If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
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National Rural Utilities Cooperative Finance Corp Prospectus Dated November 6, 2014